Exhibit 5.1

O’Melveny & Myers LLP Times Square Tower 7 Times Square New York, NY 10036-6537	T: +1 212 326 2000 F: +1 212 326 2061 omm.com	File Number: 0134980-00005

April 17, 2026
CapsoVision, Inc.
18805 Cox Avenue, Suite 250
Saratoga, CA 95070

Re:    Registration Statement on Form S-1
We have acted as special counsel to CapsoVision, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-1 initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 17, 2026 under the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, as amended or supplemented, the “Registration Statement”). The Registration Statement relates to the registration under the Securities Act and the proposed offer and sale from time to time pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of up to 2,867,089 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), held by the selling stockholders listed in the Registration Statement (the “Selling Stockholders”).
In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate, including, among other things, the following:
(a)the Registration Statement;
(b)the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, each as amended through the date hereof (together, the “Organizational Documents”); and
(c)originals or copies of the relevant resolutions of the board of directors of the Company.
We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.
Based on this examination, our reliance upon the assumptions in this letter and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this letter, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.
The law covered by this letter is limited to the present Delaware General Corporation Law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.
This letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining

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to the contents of the Registration Statement, the prospectus included in the Registration Statement or any prospectus supplement, other than as expressly stated herein with respect to the Shares. This letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. This letter speaks only as of the date hereof and we assume no obligation to update or supplement this letter to reflect any facts or circumstances that arise after the date hereof and come to our attention or any future changes in laws.
We hereby consent to the use of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.
Respectfully submitted,
/s/ O’Melveny & Myers LLP

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